STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) dated as of July 9, 2009, is by and among CHDT Corporation, a Florida corporation and successor in interest to CBQ, Inc., a Colorado corporation (the “Company”), and Involve LLC, a Florida limited liability company (the “Buyer”).  The Company and the Buyer are referred to individually as a “Party” and collectively herein as the “Parties.”

RECITALS:

WHEREAS, the Company seeks additional capital, and the Buyer is willing to make this investment by purchasing shares of Series C Convertible Preferred Stock (“Series C”) from the Company on the terms and conditions set forth in this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D, as promulgated thereunder, the Company desires to issue and sell to the Buyer and the Buyer desires to purchase preferred stock from the Company.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein, and of the mutual benefits to be derived hereby, the Parties agree as follows:

1.           Definition of Certain Terms.  The words and terms defined in this Section-1, whenever used in this Agreement, shall have the respective meanings indicated below for all purposes of this Agreement.

“Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Amended and Restated Articles of Incorporation” means the amended and restated articles of incorporation of the Company in the form annexed as Exhibit A.

“Basis” means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

“Buyer” has the meaning set forth in the preface above.

“Closing” has the meaning set forth in Section 2(c) below.

“Closing Date” has the meaning set forth in Section 2(c) below.

“Code” means the Internal Revenue Code of 1986.

“Data Laws” means laws, regulations, guidelines, and rules in any jurisdiction (federal, state, provincial, or local) applicable to data privacy, data security, and/or personal information

“Disclosure Schedule” has the meaning set forth in Section 3 and 4 below.

“Employee Benefit Plan” has the meaning as such term is defined in ERISA Section 3(3) and any other employee benefit plan, program or arrangement of any kind.

“Environmental, Health, and Safety Requirements” shall mean, as amended and as now and hereafter in effect, all federal, state, local, and foreign statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Statements” has the meaning set forth in Section 3(f) below.

“Free Cash Flow” means the cash flow provided by operating activities calculated in accordance with GAAP, less capital expenditures, plus the net proceeds from the sale of the Company’s equity securities excluding the sale of the Series C shares under this Agreement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“HC” means Harris Cramer LLP with offices located at 1555 Palm Beach Lakes Boulevard, Suite 310, West Palm Beach, Florida 33401.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” means information which a person, after reasonable investigation, knows or should know. Knowledge of the Company includes its Subsidiaries and each of their respective officers, directors, employees and managers regardless of whether the information came (or should have come) to the person’s attention in an official capacity.

“Liability” or “Liabilities” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, management or business prospects of the Company, or to the ability of the Company to consummate timely the transactions contemplated hereby (regardless of whether or not such adverse effect or change can be or has been cured at any time or whether the Buyer has Knowledge of such effect or change on the date hereof), including any adverse change, event, development, or effect arising from or relating to (a) general business or economic conditions, including such conditions related to the business of the Company and its Subsidiaries, (b) national or international political or economic conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (c) financial, banking, credit or securities markets, (e) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, and (f) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 3(f) below.

“Most Recent Fiscal Month End” has the meaning set forth in Section 3(f) below.

“Most Recent Fiscal Year End” has the meaning set forth in Section 3(f) below.

“New York Litigation” means Celeste Trust Reg., Esquire Trade, et. al. v. CBQ, Inc., pending in the U.S. District Court for the Southern District of New York.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Party” has the meaning set forth in the preface above.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Related Party Indebtedness” has the meaning set forth in Section 3(dd) below.

“SEC” means the Securities and Exchange Commission.

“SEC Documents” means any report, registration statement or any other document filed or required to be filed with the SEC.

“Securities Act” means the Securities Act of 1933.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Series B” means the Company’s Series B Convertible Preferred Stock.

“Series B-1” means the Company’s Series B-1 Convertible Preferred Stock as described in the Amended and Restated Articles of Incorporation.

“Series C” means the Company’s Series C Convertible Preferred Stock as described in the Amended and Restated Articles of Incorporation.

 “Subsidiaries” means Capstone Industries, Inc., a Florida corporation, Black Box Innovations, L.L.C., a Florida limited liability company, and Souvenir Direct, Inc., a Florida corporation.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.           Purchase and Sale.

(a)           Sale and Purchase of Shares.  On the terms and subject to the conditions of this Agreement, the Company agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Company, a number of Series C shares upon payment of the purchase price as described in Section 2(b) below. The number of Series C shares shall be 1,000 which shall be convertible into 67,979.425 shares of common stock per share of Series C or if all Series C are  converted 67,979,425 shares of common stock.

(b)           Purchase Price.  In consideration of the transfer of the Series C shares to the Buyer and the other undertakings set forth in this Agreement, the Buyer agrees to pay to the Company an amount of $700,000 in good funds on deposit (the “Purchase Price”).

(c)           Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of HC, or other location as the Parties shall mutually agree following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Company may mutually determine (the “Closing Date”).

(d)           Deliveries at Closing. At the Closing, (i) the Company will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 3 below, (ii) the Buyer will deliver to the Company the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) the Company will deliver to the Buyer a certificate evidencing its ownership in the Series C, and (iv) the Buyer will deliver to the Company the consideration specified in Section 2(b) above.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Buyer that the statements contained in this Section 3 are true, correct as of the date of this Agreement and will be true, correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule, which will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.  The representations throughout this Section 3 which are made by the Company also shall apply to its Subsidiaries.

(a)                      Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida.  Except as set forth in the Section 3(a) of the Disclosure Schedule, the Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  The Company has full corporate power and authority to carry on the businesses in which it is engaged and to use the properties owned by it.

(b)                      Subsidiaries.  Section 3(b) of the Disclosure Schedule sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of authorized shares for each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury.  All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and non-assessable. The Company holds all of the outstanding shares of each, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation rights, phantom stock, profit participation, or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company.

(c)                      Capitalization.  Section 3(c) of the Disclosure Schedule sets forth the number of authorized and outstanding securities of the Company. Except as set forth in Schedule 3(c) of the Disclosure Schedule, all of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in Section 3(c) of the Disclosure Schedule, there are not any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of the securities of the Company.  There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company.

(d)                      Authorization of Transaction.  The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Company.

(e)           Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Certificate is subject or any provision of the articles of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.  Other than the filing of a Form D with the SEC, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect with regard to the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(f)           Financial Statements.  Attached hereto as Section 3(f) of the Disclosure Schedule are the following financial statements (collectively the “Financial Statements”): (i) audited consolidated balance sheets and statements of operations, changes in stockholders’ equity, and cash flow as of and for the fiscal years ended December 31, 2008 and 2007 (with 2008 being the “Most Recent Fiscal Year End”) for the Company; and (ii) unaudited consolidated balance sheets and statements of operations, and cash flow (the “Most Recent Financial Statements”) as of and for the period ended March 31, 2009 (the “Most Recent Fiscal Month End”) for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

(g)           Material Changes.  Since the Most Recent Fiscal Year End and except as set forth in Section 3(g) of the Disclosure Schedule, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any Liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) Liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any  distribution of cash or other property to its directors or officers and (v) the Company has not issued any equity securities to any officer, director or Affiliate.  Except for the issuance of the shares contemplated by this Agreement or as set forth on Section 3(g) of the Disclosure Schedule, no event, Liability or development has occurred or exists with respect to the Company or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.
(h)                      Undisclosed Liabilities.  Except as listed in Section 3(h) of the Disclosure Schedule, neither the Company nor its Subsidiaries has any accrued, contingent or other Liabilities of any nature, either matured or unmatured (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability), except for (i) Liabilities set forth on the face of the Most Recent Financial Statements (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i)                      Litigation.  Section 3(i) of the Disclosure Schedule sets forth each instance in which the Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency including any arbitration or mediation proceeding of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect with regard to the Company or its Subsidiaries.

(j)                      Legal Compliance.  Except as set forth in Section 3(j) of the Disclosure Schedule, each of the Company, its Subsidiaries and their respective predecessors and Affiliates is in compliance with all applicable laws; including, ordinances, rules, regulations, judgments, orders and decrees of any governmental entity applicable to it, its properties or other assets or its business or operations , except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.  The Company has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits, easements, variances, exceptions, consents, approvals, orders and rights of or with all governmental entities necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except for failures to have in effect such permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect.

(k)                 Labor Relations.  No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  The Company’s employees are not members of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good.  No officer of the Company, is or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such officer does not subject the Company to any Liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)                      Benefit Plans.  Except as listed in Section 3(l) of the Disclosure Schedule, neither the Company nor its Subsidiaries has adopted any employee benefit plans.

(i)           All such employee benefit plans (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such employee benefit plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

(ii)           All required reports and descriptions (including Form 5500 annual reports, summary annual reports, and summary plan descriptions) have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such employee benefit plan.

(iii)           All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code to each such employee benefit plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such employee benefit plan or accrued in accordance with the past custom and practice of the Company or its Subsidiaries, as applicable.

(iv)           Each such employee benefit plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such employee benefit plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such employee benefit plan. All such employee benefit plans have been timely amended for all such requirements and have been submitted to the Internal Revenue Service for a favorable determination letter within the latest applicable remedial amendment period.

(v)           There have been no prohibited transactions (as defined in the Code and ERISA) with respect to any such employee benefit plan. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such employee benefit plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such employee benefit plan (other than routine claims for benefits) is pending or, to the Knowledge of the Company. The Company has no Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

(vi)           The Company has delivered to the Buyer correct and complete copies of the Company and its Subsidiaries plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each such employee benefit plan.

(vii)           Neither the Company nor its Subsidiaries has any obligation to contribute to, or have any Liability under or with respect to, any employee benefit plan. No asset of the Company or its Subsidiaries is subject to any Lien under ERISA or the Code.

(m)           Tax Matters.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company.  The Internal Revenue Service has reviewed the 2006 Form 1065 of Complete Power Solutions, LLC and made no adjustments to that Tax Return.

(n)           Contracts.  Section 3(n) of the Disclosure Schedule lists all written contracts and any oral agreements to which the Company and its Subsidiaries is a party, the performance of which will involve consideration in excess of $50,000 and any agreement under which the consequences of a default or termination could have a Material Adverse Effect.  The Company has delivered to the Buyer a correct and complete copy of each contract or other agreement listed in Section 3(n) of the Disclosure Schedule and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(n) of the Disclosure Schedule.  With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

(o)           Intellectual Property.  Section 3(o) of the Disclosure Schedule identifies all Intellectual Property including patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with the Company’s business.  The Company has not received a notice (written or otherwise) that the Intellectual Property rights used by the Company violates or infringes upon the rights of any Person. To the Knowledge of the Company, all such Intellectual Property rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (p)             Tangible Assets.  The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted and as presently proposed to be conducted.  Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

(q)             Transactions with Affiliates. Except as set forth in Section 3(q) of the Disclosure Schedule, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits.

(r)             Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of the Company or its Subsidiaries.

(s)             Questionable Payments. None of the Company, its Subsidiaries or any of their owners, directors, or officers has used any funds of the Company or its Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or made any director or indirect unlawful payments to government officials or employees from corporate funds, or established or maintained any unlawful or unrecorded funds.

(t)             Product Liability.  Neither the Company nor its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by either.

(u)             Guaranties.  Neither the Company nor its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

(v)             Brokers’ Fees.  Neither the Company nor its Subsidiaries has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(w)             Environmental, Health, and Safety Matters

(i)          To the  Company’s Knowledge, the Company is in compliance with Environmental, Health, and Safety Requirements, except for such noncompliance as would not have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations (if any) are set forth on Section 3(w)(i) of the Disclosure Schedule.

(ii)          The Company has not received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material Liabilities or potential material Liabilities, whether accrued, absolute, contingent, unliquidated or otherwise, including any investigatory, remedial or corrective obligations, relating to the Company or its facilities arising under Environmental, Health, and Safety Requirements, the subject of which would have a Material Adverse Effect.

(iii)          Except as set forth in Section 3(w)(iii) of the Disclosure Schedule, the present and former activities of the Company comply and have always complied in all material respects with all applicable environmental laws.

(x)             Real Property.  The Company does not own any real property.  Section 3(x) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company and/or its Subsidiaries.  The Company has delivered to the Buyer or its counsel correct and complete copies of the leases and subleases listed in Section 3(x) of the Disclosure Schedule.  With respect to each lease and sublease listed in Section 3(x) of the Disclosure Schedule, except as otherwise stated therein:

(i)           the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

(ii)           the transactions contemplated by this Agreement do not require the consent of any other party to such lease will not result in a breach of or default under such Lease, and will not otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

(iii)           to the Knowledge of the Company no party to the lease or sublease is in material breach or material default, and, to its Knowledge, no event has occurred which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification, or acceleration thereunder;

(iv)           to the Knowledge of the Company, no party to the lease or sublease has repudiated any material provision thereof;

(v)           there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

(vi)           Neither the Company nor its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

(vii)           all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, except where the lack of such approvals, licenses or permits would not have a Material Adverse Effect with regard to the Company and its Subsidiaries, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

(y)           Customers and Suppliers.

(i)           Section 3(y)(i) of the Disclosure Schedule lists the five largest customers of the Company for 2007, 2008 and 2009 (through the date of this Agreement, or the Closing, as applicable) and also any other potential customers which the Company believes, based on projections it has supplied to the Buyer, will be one of the five largest customers for 2009.  Section 3(y)(i) of the Disclosure Schedule sets forth opposite the name of each such customer the percentage of net sales attributable to such customer.

(ii)           Since the date of the Most Recent Balance Sheet, no material supplier of the Company has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company, and no customer listed on Section 3(y)(i) of the Disclosure Schedule has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company.

(z)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.  With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company, nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof.

(aa)           Data Privacy. The Company and its Subsidiaries respective businesses or any of their directors, officers has materially complied with all Data Laws in each state where the Company has offices, operations or regularly conducts business. The Company and its Subsidiaries have materially complied with and is presently in material compliance with, its policies applicable to data privacy, data security, and/or personal information. Neither the Company nor its Subsidiaries has experienced any incident in which personal information or other sensitive data was or may have been stolen or improperly accessed, and to the Knowledge of the Company there are no facts suggesting the likelihood of the foregoing, including without limitation, any breach of security or receipt of any notices or complaints from any Person regarding personal information or other data.

(bb)           Title to Assets.  The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

(cc)           SEC Reports.  Since January 1, 2007, the Company has timely made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act. To the Knowledge of the Company, all documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither the Company nor its Subsidiaries is in material default with respect to such contracts. To the Knowledge of the Company, each of the SEC Documents has complied in all material respects with the Securities Act and Exchange Act in effect as of their respective dates. To the Knowledge of the Company, none of the SEC Documents, as of their respective dates, contained any untrue statements of a material fact or omitted to state a material fact required to be stated herein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(dd)           Related Party Indebtedness.  Section 3(dd) of the Disclosure Schedule sets forth the Related Party Indebtedness of the Company and its Subsidiaries.  For the purposes of this Agreement, “Related Party Indebtedness” shall mean any Liabilities owed to any director, officer or Affiliate of the Company.

(ee)           Disclosure.  The representations and warranties contained in this Section 3 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

4.           Representations and Warranties of the Buyer.

The Buyer represents and warrants to the Company that the statements contained in this Section 4 are true, correct and complete in all material respects as of the Closing Date and will be true, correct and complete in all material respects as of the Closing Date, except as set forth in the Disclosure Schedule, which will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

(a)           Authorization of Transaction. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Buyer.

(b)           Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter, bylaws, or other governing documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject.

(c)           Brokers’ Fees. The Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

(d)           Own Account.  The Buyer understands that the shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the shares as principal for its own account and not with a view to or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such shares in violation of the Securities Act or any applicable state securities law.  The Buyer shall not engage in any short sale of any Company securities during the first two years immediately preceding the date first written above.

(e)           Experience of the Buyer. The Buyer has such, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the shares, and has so evaluated the merits and risks of such investment.  The Buyer is able to bear the economic risk of an investment in the shares and, at the present time, is able to afford a complete loss of such investment.  The Buyer shall complete a written, signed investor questionnaire and submit the same to the Company at the Closing in order to document its status as an “accredited investor” under Rule 501(a) of Regulation D.

(f)           Accredited Investor Status.  As of the date of this Agreement, the Buyer is and on the Closing Date, the Buyer will be an “accredited investor” as defined in Rule 501(a) under the Securities Act.

5.           Pre-Closing Covenants.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a)           General. Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Section 7 below).

(b)           Notices and Consents. The Company will give any notice to third parties, and will use its best efforts to obtain any third-party consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies.

(c)           Operation of Business. The Company will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company will not declare, set aside or make any distribution with respect to capital stock or redeem, purchase, or otherwise acquire any of its capital stock or otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(g) above.

(d)           Preservation of Business. The Company will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, licensors, suppliers, customers, and employees.

(e)           Full Access. The Company will permit representatives of the Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

(f)           Notice of Developments. The Company will give prompt written notice to the Buyer of any Material Adverse Change or any development causing a breach of any of the representations and warranties in Section 3 above. Each Party will give prompt written notice to the others of any development causing a breach of any of its own representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.           Conditions to Obligation to Close.

(a)           Conditions to Obligation of the Buyer to Close.  The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)           the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the Closing;

(ii)           the Company shall have performed and complied with all covenants, obligations and conditions contained in this Agreement in all material respects through the Closing;

(iii)           the delivery by the Company of the items set forth in Section 2(d) of this Agreement;

(iv)           there shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(v)           the Company shall have executed and delivered to the Buyer a certificate to the effect that each of the conditions specified above in this Section 6(a)(i)-(iv) are satisfied in all material respects;

(vi)           the Company shall have executed and delivered to the Buyer an opinion from the Company’s counsel substantially in the form attached hereto as Exhibit B, addressed to the Buyer, and dated as of the Closing Date;

(vii)           the Board of Directors of the Company shall have no more than seven directors of which the Buyer shall have the right to designate two directors;

(viii)                      the Company’s common stock shall continue to be listed on the Over-the-Counter Bulletin Board;
(ix)           the Company shall have filed the Amended and Restated Articles of Incorporation with the Florida Department of State;

(x)           Prior to the Closing, the Company shall have settled the New York Litigation, and in any event, if there has not been a settlement of the New York Litigation, the Company or one of its affiliates shall provide for indemnification by an agreement that is satisfactory to the Buyer in its sole discretion;

(xi)           all of Related Party Indebtedness owed to officers, directors and Affiliates of the Company, as disclosed on Section 3(cc) of the Disclosure Schedule shall be extended to no earlier than January 1, 2010;

(xii)           the Company shall authorize the issuance of Series B-1 to Howard Ullman and Stewart Wallach in lieu of the Series B in accordance with a separate agreement of which a copy is attached as Exhibit C.

(xiii)                      all actions to be taken by the Company in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(b)           Conditions to Obligations of the Company to Close.  The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i)           the representations and warranties of the Buyer contained in Section 4 shall be true and correct in all material respects as of the Closing;

(ii)           the Buyer shall have performed and complied with all covenants, obligations and conditions contained in this Agreement through the Closing;

(iii)           the delivery by the Buyer of the items set forth in Section 2(d) of this Agreement;

(iv)           the Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified above in this Section 6(b)(i)-(iii) is satisfied in all respects; and

(v)           all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to the Company.

The Company may waive any condition specified in this Section 6(b) if it executes in writing so stating at or prior to the Closing.

7.           Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

(a)           General.  In case at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 8(b) below).

(b)           Use of Proceeds.  The Company shall use the net proceeds from the sale of the shares for working capital purposes and shall not use such proceeds for the satisfaction of any portion of the Company’s indebtedness including Related Party Indebtedness (other than payment of trade payables in the Ordinary Course of Business) or to, directly or indirectly, make any payments to any officer, director, manager or Affiliate of the Company.

(c)           Participation in Future Financing.

(i)           For two years from the date hereof, upon any issuance by the Company of equity securities or securities convertible into equity securities in a private placement offering  not registered under the Securities Act (a “Subsequent Financing”), the Buyer shall have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.  Guarantees of debt financing or instruments evidencing guarantees of debt shall not be deemed “equity securities” or “securities convertible into equity securities” of the  Company for purposes of this Section 7(c).
(ii)           At least 10 business days prior to the closing of the Subsequent Financing, the Company shall deliver to the Buyer a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Buyer if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(iii)           If the Buyer desires to participate in the Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the seventh day after the Buyer has received the Pre-Notice, that the Buyer is willing to participate in the Subsequent Financing on the terms and conditions set forth in the Pre-Notice, the amount of the Buyer’s participation, and that the Buyer has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from the Buyer as of the seventh day, the Buyer shall be deemed to have notified the Company that it does not elect to participate.

(iv)           The Company must provide the Buyer with a second Subsequent Financing Notice, and the Buyer will again have the right of participation set forth above in this Section 7(c), if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 60 days after the date of the initial Subsequent Financing Notice.

(d)           Board of Directors.  The Buyer shall have the right to designate two members of the Company’s Board of Directors which shall consist of no more than seven persons total.

(e)           Key Man Life Insurance.  Within 14 days after the Closing Date, the Company shall obtain key man life insurance for the life of Stewart Wallach, the Company’s Chief Executive Officer, in the amount of $700,000. The Buyer shall be the beneficiary of the policy.  The Company shall maintain such insurance for the two year period commencing at 12:01 a.m., local Miami, Florida time, on the date of the legal transfer of the Series C by the Company to the Buyer (the “Transfer Date”) and ending at 12:01 a.m., local Miami, Florida time, on the date immediately following the second anniversary of the Transfer Date.  If the Company does not obtain the key man life insurance as required pursuant to this Section 7(e), the Buyer shall have the right to rescind the purchase of the Series C shares pursuant to this Agreement. Within ten (10) days following the receipt of notice of exercise of such right of recission, the Company shall refund the Purchase Price to the Buyer, provided that the Buyer promptly returns the original certificates evidencing the shares of Series C to the Company.

(f)           Increase in Authorized Capital.  Within 60 days after the Closing Date, the Company will use its best efforts to ensure that all of the outstanding shares of common stock and all of the shares of common stock issuable under securities issued and to be issued by the Company, including the shares of common stock underlying the Series C, have been properly authorized.  If such actions have not been completed within 60 days after the Closing Date, the Company shall pay the Buyer $2,500 each day until such time as the foregoing is completed, provided that if the Company has used and is continuing to use its best efforst to complete such actions, the $2,500 daily payment shall not apply until 90 days  after the Closing Date.

(g)           Issuance of Securities.  The Company shall not issue shares of common stock, or any securities convertible or exercisable into or exchangeable for shares of common stock (“Derivative Securities”) unless it has sufficient authorized common stock to permit the common stock to be issued and  all Derivative Securities to be lawfully exercised as of the time of the issuance of the common stock or the Derivative Securities.

(h)           Related Party Debt.  The Company shall only pay Related Party Indebtedness (as the same may be extended, modified or renewed) from Free Cash Flow.

8.           Remedies for Breaches of This Agreement.

(a)           Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations of the State of Florida); provided, however, that the representations and warranties contained herein shall expire as of the third anniversary of the this Agreement.

(b)           Indemnification Provisions.

(i)           In the event the Company breaches (or in the event any third party alleges facts that, if true, would mean the Company has breached) any of its representations, warranties, or covenants contained herein and, provided that the Buyer make a written claim for indemnification against the Company, then the Company shall be obligated to indemnify the Buyer from and against the entirety of any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees) the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(ii)           In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, or covenants contained herein and, provided that the Company makes a written claim for indemnification against the Buyer, then the Buyer shall be obligated to indemnify the Company from and against the entirety of any and all claims, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs, and expenses (including, without limitation, reasonable legal, accounting and consulting fees) the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

(c)           Procedure for Third Party Claims.  For the purpose of this Section 8(c), the Party obligated to provide indemnification is referred to as the “Indemnifying Party” and the Party receiving indemnification is referred to as the “Indemnified Party.”

(i)           Notice to the Indemnifying Party shall be given promptly after receipt by the Indemnified Party of actual notice of the commencement of any action or the assertion of any claim that will likely result in a claim by it for indemnity pursuant to this Agreement.  Such notice shall set forth in reasonable detail the nature of such action or claim to the extent known, and include copies of any written correspondence or pleadings from the Indemnified Party asserting such claim or initiating such action.  The failure of an Indemnified Party to provide such prompt notice shall not affect the Indemnified Party’s right to indemnification or contribution hereunder to the extent that such failure does not materially prejudice the ability to defend such proceeding.

(ii)           The Indemnifying Party shall be entitled, at its own expense, to assume or participate in the defense of such action or claim and may select counsel for the Indemnified Party, subject to the consent of the Indemnified Party which shall not be unreasonably withheld, and shall pay all fees and expenses of counsel and, where applicable, local counsel to represent the Indemnified Party.

(iii)           Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise, or settlement of any such claim or action, including, without limitation, by making available to the other all pertinent information and witnesses within its control.  The Indemnified Party shall not have the right to settle or compromise any claim against it.  The Indemnifying Party shall have the right to settle or compromise any claim against the Indemnified Party without the consent of the Indemnified Party provided that the terms of the settlement or compromise provide for the unconditional release of the Indemnified Party and require the payment of monetary damages only.

(iv)           In order to provide for just and equitable contribution, if a claim for indemnification is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced, even though the express provisions under this Agreement provide for indemnification under the circumstances, then the Indemnifying Party shall contribute to the losses to which the Indemnified Party may be subject (i) in accordance with the relative benefits received by the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, where applicable, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such losses as well as any relevant equitable considerations.  No Party found liable for a fraudulent misrepresentation shall be entitled to contribution from any Party who is not also found liable for fraudulent misrepresentation.  The relative benefits received (or anticipated to be received) by the Indemnifying Party shall be deemed to be equal to the Purchase Price specified under Section 2(b) above.

(v)           Neither termination nor the Closing of this Agreement shall affect this Section 8 which shall remain operative and in full force and effect.  These indemnification provisions shall be binding upon the Indemnifying Party and its successors and assigns and shall inure to the benefit of the Indemnified Party and their respective successors, assigns, heirs and personal representatives.

9.           Termination of Agreement.

(a)           The Parties may terminate this Agreement as provided below:

(i)           The Buyer and the Company may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)           The Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event that the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Company of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 2009, by reason of the failure of any condition precedent under Section 6 hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

(iii)           The Company may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before July 15, 2009 by reason of the failure of any condition precedent under Section 6 hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement).

(b)           Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

10.           Miscellaneous.

(a)           Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Company; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure.  In no event shall the Company disclose the name of any member of the Buyer or any of their professional or other relationships.

(b)           No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)           Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)           Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

(e)           Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(f)           Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)                      Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Company:                                                            CHDT Corporation
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, FL 33442
Facsimile:  (954) 252-3442
Attention:  Mr. Stewart Wallach

With a Copy to:                                                            Paul Richter3901 Dominion Townes Circle
Richmond, VA 23223

To the Buyer:                                                                Involve LLC
℅ Harris Cramer LLP
1555 Palm Beach Lakes Boulevard
Suite 310
West Palm Beach, FL 33401
Facsimile:   (561) 659-0701

or to such other address as any of them, by notice to the other may designate from time to time.  The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery.  Time shall be counted from the date of transmission.

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Florida.

(i)           Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Company. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j)           Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k)           Expenses.  The Buyer and the Company shall bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l)           Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written

CHDT CORPORATION

________________________________                                                                                     By:
      Stewart Wallach, Chief Executive Officer

INVOLVE LLC

________________________________                                                                                     By: